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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Fischer Imaging
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           [LOGO OF FISCHER IMAGING]

                           12300 North Grant Street
                            Denver, Colorado 80241
                                (303) 452-6800

                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On June 20, 2001

                               ----------------

   Notice is hereby given that the Annual Meeting of Stockholders of Fischer Imaging Corporation, or the Company, will be held at the Company's headquarters, 12300 North Grant Street, Denver, Colorado 80241, on Wednesday, June 20, 2001 at 3:00 p.m., for the following purposes, as more fully described in the proxy statement accompanying this notice:

  (1) To elect two Class I directors to the Board of Directors to serve for a three-year term ending in the year 2004 or until their successors are duly elected and qualified;

  (2) To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

  (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   Only stockholders holding shares of Common stock of record at the close of business on June 1, 2001, will be entitled to notice of, or to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the executive offices of the Company.

   STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE ANNUAL MEETING, ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME, AND STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON. PLEASE NOTE, HOWEVER THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Sincerely,

Morgan W. Nields                          Louis E. Rivelli,
Chairman                                  President and Chief Executive
                                           Officer

Denver, CO
June 1, 2001

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          FISCHER IMAGING CORPORATION
                           12300 North Grant Street
                            Denver, Colorado 80241

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On June 20, 2001

                               ----------------

   The enclosed proxy is solicited on behalf of the Board of Directors of Fischer Imaging Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, June 20, 2001 at 3:00 p.m., or at any adjournment or postponement thereof, at the Company's headquarters, 12300 North Grant Street, Denver, Colorado 80241. This Proxy Statement and the enclosed proxy are being mailed to all stockholders entitled to vote at the annual meeting on or about June 5, 2001.

Voting

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On June 1, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 8,635,651 shares of the Company's common stock, par value $0.01, or Common Stock, were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on June 1, 2001. Stockholders may not cumulate votes in the election of directors.

   All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Proxies

   If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal Two described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 12300 North Grant Street, Denver, Colorado 80241, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals for Next Year's Meeting

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received no later than February 4, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company received notice of such proposal not later than April 19, 2001.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

   At the meeting, two Class I directors are to be elected to hold office for a term of three years, or until their successors have been duly elected and qualified. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Kathryn A. Paul and Louis E. Rivelli. Information with respect to each nominee is set forth in the section entitled "Board of Directors." Ms. Paul and Mr. Rivelli are current directors of the Company. In the event either of the nominees, who have expressed an intention to serve if elected, fail to stand for election, the persons named in the enclosed form of proxy may vote for a substitute nominee in their discretion. The proxy cannot be voted for more than two nominees.

   Election of the directors will require the affirmative vote of a plurality of the shares of Common Stock voted at the Annual Meeting, assuming a quorum is present. Brokerage firms who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of directors if such firms have not received voting instructions from a beneficial owner. Stockholders do not have a right to cumulate votes in the election of directors.

Recommendation

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

                              BOARD OF DIRECTORS

Nominees and Members of the Board of Directors

   The Board of Directors consists of three classes of directors, each class serving for the three-year term ending in successive years. The authorized number of directors is currently six. The Class I directors, whose terms will expire at the 2001 Annual Meeting, are Kathryn A. Paul and Louis E. Rivelli. The Class II directors, whose terms will expire at the 2002 Annual Meeting, are David G. Bragg, M.D. and Gerald D. Knudson. The Class III directors, whose terms will expire at the 2003 Annual Meeting, are Morgan W. Nields and Fred Burbank, M.D.

   The following table lists the proposed members of the Board of Directors and their ages, positions with the Company, terms of office and the years they were first elected as directors:

                                                                               Director
                     Name            Age       Position with the Company        Since
                     ----            ---       -------------------------       --------
 Class I   Nominees For a Three
           Year Term Expiring in
           2004:

           Kathryn A. Paul.........   54 Director                                1998

           Louis E. Rivelli........   57 President and Chief Executive Officer   1999

 Class II  Directors Whose Terms
           Expire in 2002:

           David G. Bragg, M.D. ...   68 Director                                1985

           Gerald D. Knudson.......   57 Director                                2000

 Class III Directors Whose Terms
           Expire in 2003:

           Morgan W. Nields........   55 Chairman of the Board                   1973

           Fred Burbank, M.D. .....   59 Director                                1999

Directors

   Kathryn A. Paul has been a director of the Company since March 1998. Ms. Paul began her career with Kaiser Permanente in 1970, and has held a variety of management positions since that time, including serving as Senior Vice President and Regional Manager, Kaiser Permanente, Ohio Region from 1986 to 1994, President of the Colorado and Kansas City regions from 1994 to 1996, President of Kaiser Permanente's Rocky Mountain Division from 1996 to March 1999 and, from March 1999 until her retirement in December 1999, President Group Operations West, with responsibility for Kaiser Permanente operations in Colorado, Hawaii, Portland, and Kansas City as well as the affiliation with Group Health Cooperative of Puget Sound, Washington. Ms. Paul is also Chairperson of the Board of Directors of the Federal Reserve Board of Kansas City, Denver Branch, and serves on the boards of a variety of civic and charitable organizations. She is a member of the Compensation Committee, the Audit Committee and the Regulatory Oversight Committee of the Board of Directors.

   Louis E. Rivelli has served as Chief Executive Officer since December 2000 and as President and Chief Operating Officer for the Company since September 1999. Mr. Rivelli has a strong background in operations and general management. From 1997 to 1999, he was a Director at Logistix, a company specializing in state of the art supply chain management. From 1990 to 1997, Mr. Rivelli served as President of Olsen Electric Motors. From 1976 through 1990, he served as Director of Operations for Philips Medical Systems, a manufacturer of medical diagnostic equipment. He holds an M.B.A. degree from the University of New Haven.

   David G. Bragg, M.D. has been a director of the Company since 1985. Dr. Bragg is a Professor Emeritus and former Chairman of the Department of Radiology, University of Utah School of Medicine, with which he has been affiliated since 1970. He is also currently Special Assistant to the Director, Diagnostic Imaging Program of the National Cancer Institute, a member of the American Board of Radiology, and a director of the American Investment Bank, N.A. Dr. Bragg is a member of the Audit Committee of the Board of Directors.

   Gerald D. Knudson has been a director since June 2000. Mr. Knudson is the Chairman and Chief Executive Officer of Combimatrix Corporation. From 1997 to 1999, Mr. Knudson served as Executive Vice President of Sterling Diagnostic Imaging, Inc. He served as President of the Medical Imaging Systems Division of Polaroid Corporation. Mr. Knudson also is currently a director of Octavius Capital LLC, and Acacia Research Corporation. Mr. Knudson received a B.A. in Biology from Augustana College. He also serves as chairman of the audit committee for Fischer.

   Morgan W. Nields has served as Chairman of the Board since the Company's incorporation in 1973, as Chief Executive Officer from 1973 until December 2000 and served as President from August 1990 until December 1992. Mr. Nields is a Director and member of the Board of Governors of the National Electrical Manufacturers Association (NEMA). He is also a director of Breast Health Management, Inc. SenoLase, Inc. and Radicon, Inc. He holds a B.A. degree from Williams College and M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

   Fred Burbank, M.D. has been a director of the Company since September 1999. Dr. Burbank finished a three-year psychiatry residency at Stanford and practiced psychiatry for ten years in Northern California. He then completed a combined three-year diagnostic radiology and two-year cardiac, vascular, and interventional radiology fellowship at Stanford. After serving on the Stanford faculty, he entered private practice in radiology in Southern California where he practiced for ten years. Following his radiology practice, he worked developing medical devices in women's health areas. During that time, he was primary inventor of the Mammotome, a breast biopsy instrument. Dr. Burbank received his bachelor's degree and his M.D. degree from Stanford University. He is a member of the Compensation Committee and the Regulatory Oversight Committee of the Board of Directors.

Board Meetings and Committees

   The Board of Directors held 4 meetings in 2000. Each director attended 100% of the meetings of the Board of Directors and committees of which he or she was a member during 2000.

   The Board of Directors has an Audit Committee, which is presently composed of Mr. Knudson, Ms. Paul and Dr. Bragg. The Audit Committee met 3 times in 2000 to consider various accounting and auditing matters related to the Company, to review the Company's financial statements, to review the services rendered by the Company's independent public accountants and to recommend the selection of independent public accountants for the Company. The Board has adopted and approved a charter for the Audit Committee, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

   The Board of Directors also has a Compensation Committee, which is presently composed of Dr. Burbank and Ms. Paul. The Compensation Committee met 4 times in 2000 to review and recommend compensation for the Company's senior officers. The Compensation Committee also administers the Company's 1991 Stock Option Plan and Employee Stock Purchase Plan.

   In October 1998, the Board formed a Regulatory Oversight Committee to monitor the Company's regulatory compliance and quality control activities. The Regulatory Oversight Committee presently consists of Dr. Burbank and Ms. Paul. The Regulatory Oversight Committee met 1 time in 2000 to review the regulatory compliance status of the Company.

   The Board of Directors does not have a nominating committee.

Compensation of Directors

   All nonemployee directors of the Company are reimbursed for expenses incurred for attendance at the meetings of the Board of Directors and each receives an annual director's fee of $10,000. In May of 2001, the Board of Directors approved an additional fee of $2,000 for each of the four quarterly Board of Director's meetings.

   Pursuant to the Director Stock Option Plan, which was adopted in 1993 and amended in 1998, and is administered by the Board of Directors, a director who is not an employee of the Company automatically receives a grant of options to purchase 5,000 shares of Common Stock upon his or her election to the Board of Directors, plus an additional grant of options to purchase 5,000 shares on each February 26th thereafter (if the person remains a director on such date). Members of the Board of Directors serving on the Compensation and Audit Committees receive additional options to purchase 1,000 shares of Common Stock upon election to these committees, and each February 26th thereafter. The options automatically granted under the Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, are immediately exercisable and expire ten years from their date of grant. If a person ceases to be a director for any reason other than death or disability, the options remain exercisable for a period equal to the director's length of service, but not less than one year and not greater than five years. In the event of death or disability, the options remain exercisable for a period of twelve months, but in no event beyond ten years from the date of grant. A total of 300,000 shares of Common Stock has been reserved for issuance under the Director Plan. As of December 31, 2000, option to purchase 155,000 shares of Common Stock were outstanding under the Director Plan at an average price of $3.53 per share.

                              EXECUTIVE OFFICERS

   The current executive officers of the Company, who serve at the pleasure of the Board of Directors, are as follows:

Name                     Age                     Position with Company
----                     ---                     ---------------------
Morgan W. Nields........ 55  Chairman of the Board
Louis E. Rivelli........ 57  President and Chief Executive Officer
Rodney B. Johnson....... 48  Vice President, Finance; Chief Financial Officer and Secretary

   Biographical information regarding Messrs. Nields and Rivelli are set forth above under the heading "Directors."

   Rodney B. Johnson has served as Vice President, Finance, Chief Financial Officer, and Secretary since August 2000. Mr. Johnson was previously Chief Financial Officer of Source Management Corporation and served on Source Management's board of directors from 1996 to 2000. Mr. Johnson is a Certified Public Accountant and has a B.S. from the University of Colorado and an M.B.A. from the University of Denver.

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation to the Company's Chief Executive Officer and the Company's executive officers whose salary and bonus exceeded $100,000 for services rendered during the fiscal years ended December 31, 2000, 1999 and 1998, also referred to in this proxy as the Named Executive
Officers:

                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation                Long-Term Compensation
                              --------------------------- ---------------------------------------------
                                                                 Awards         Payouts
                                                          --------------------- -------
                                                  Other   Restricted    # of
                                                  Annual    stock    Securities  LTIP
   Name and Principal                             Comp-    award(s)  Underlying payouts    All Other
        Position         Year Salary(1)  Bonus   ensation    ($)      Options     ($)   Compensation(2)
   ------------------    ---- --------- -------- -------- ---------- ---------- ------- ---------------
Morgan W. Nields........ 2000 $239,077  $ 91,100   $ 0       $ 0       25,000     $ 0       $75,750
 Chairman of the         1999  237,616    13,249     0         0       25,000       0        75,750
 Board(3)                1998  239,970         0     0         0       25,000       0        75,750

Louis E. Rivelli(4)..... 2000  204,145   139,390     0         0      150,000       0             0
 President               1999   63,165    80,000     0         0      200,000       0             0
 Chief Executive Officer 1998        0         0     0         0            0       0             0

Rodney B. Johnson(5).... 2000   50,769     3,000     0         0       50,000       0             0
 Vice President Finance, 1999        0         0     0         0            0       0             0
 Chief Financial Officer 1998        0         0     0         0            0       0             0
 and Secretary

--------
(1) The amount includes payouts, if any, for excess and accrued vacation.

(2) These amounts principally represent the premiums paid under "split-dollar" life insurance on behalf of certain officers under which the Company will be reimbursed for premiums paid upon the officer's death. The executive receives no ownership in the portion of cash surrender value representing premiums paid under the policies until retirement, and then only if minimum service requirements have been met.

(3) Mr. Nields served as the Company's Chief Executive Officer until December, 2000.

(4) Mr. Rivelli joined the Company in August 1999, and became the Company's Chief Executive Officer in December, 2000.

(5) Mr. Johnson joined the Company in August 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth certain information with respect to individual grants of stock options to the Company's Named Executive Officers during the fiscal year ended December 31, 2000:

                                                                     Potential Realizable
                                                                       Value at Assumed
                          Number of  Percent of                        Annual Rates of
                         Securities    Total                             Stock Price
                         Underlying   Options   Exercise               Appreciation for
                           Options   Granted to  or Base                Option Term(2)
                         Granted (#) Employees    Price   Expiration --------------------
Name                         (1)      in 2000   ($/Share)    Date    At 5% ($) At 10% ($)
----                     ----------- ---------- --------- ---------- --------- ----------
Morgan W. Nields........    25,000      2.5%     $3.750     3/07/10  $ 58,959   $149,413

Louis E. Rivelli........   100,000       10%      2.375    12/20/10   149,363    378,514
                            50,000        5%      3.750     3/07/10   117,917    298,827

Rodney B. Johnson(3)....    50,000        5%      2.375     8/07/10    74,681    189,257

--------
(1) Options granted to executive officers in 2000 vest in equal monthly increments over a four-year period, except that the initial 25% vests in its entirety only after one year.

(2) Potential realizable values are reported net of the option exercise price, but before taxes associated with the exercise of the option. These amounts are based on the total of all option grants to the executive for the year and upon the assumed rates of appreciation over the 10 year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(3) Mr. Johnson joined the Company in August 2000.

           AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END STOCK OPTION VALUES

   The table below sets forth information concerning exercises of stock options during 2000 and the value of stock options held at the end of the fiscal year ended December 31, 2000 by the Company's Named Executive Officers:

                                                            # of Securities
                                                        Underlying Unexercised     Value of Unexercised
                                      Value Realized    Options at December 31,    In-the-Money Options
                         # of Shares   (market price             2000             At December 31, 2000(1)
                         Acquired on at exercise, less ------------------------- -------------------------
Name                      Exercise    Exercise price)  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------------- ----------- ------------- ----------- -------------
Morgan W. Nields........       0            $ 0          161,667      148,333      $12,500     $ 12,500

Louis E. Rivelli........       0              0          114,582      235,418       85,938      189,063

Rodney B. Johnson(2)....       0              0            5,208       44,792            0            0

--------
(1) Based on the closing stock price at December 31, 2000 of $2.375 per share, as reported on the Nasdaq Stock Market, less exercise price.

(2) Mr. Johnson joined the Company in August 2000.

                     EMPLOYMENT AGREEMENT WITH MR. RIVELLI

   In August 1999, Louis E. Rivelli accepted the Company's offer of employment. The terms of Mr. Rivelli's employment agreement provide that if the Company terminates his employment either with or without cause or if Mr. Rivelli resigns at any time, the Company must pay him four months' salary as severance.

   The employment agreement also provides that Mr. Rivelli must receive a minimum base salary of $190,000, which may be adjusted upward at the discretion of the Company. Mr. Rivelli is also entitled to an executive compensation bonus program of up to 100% of Mr. Rivelli's base salary.

                             RETENTION BONUS PLAN

   In December 1995, the Board of Directors adopted a Retention Bonus Plan. Under the Retention Bonus Plan, in the event of a change of control of the Company, all employee options to purchase shares of Common Stock will vest immediately and the Company will be required to make payments to executive officers and other key employees of the Company, referred to in the Retention Bonus Plan as "Participants." A "change of control" under the Retention Bonus Plan is defined to occur upon the acquisition of 35% or more of the Company's outstanding Common Stock by a single person or group, the occurrence of specified changes in the composition of the Board of Directors within specified time periods, a consolidation or merger in which the Company is not the surviving corporation, the sale or other transfer of 50% or more of the assets or earnings power of the Company, the adoption of a plan of liquidation or dissolution of the Company, or certain other similar events. Payments made to a Participant under the Retention Bonus Plan will not exceed an amount equal to his or her annual base salary in effect immediately prior to the change of control. The Participants, which presently include the executive officers of the Company, are selected by the Board of Directors, which may select additional Participants in the future.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board of Director's currently consists of Dr. Burbank and Ms. Paul. Neither of these individuals was an officer or employee of the Company at any time during the 2000 fiscal year or at any other time.

   No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                        INFORMATION NOT DEEMED "FILED"

   Pursuant to the safe harbor provisions of Item 7(d)(3)(v) of Schedule 14A and Item 306(c) of Regulation S-K, the information contained in the Compensation Committee Report the stock price performance graph and the Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

                         COMPENSATION COMMITTEE REPORT

   The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, or the Committee. The Committee is composed of two nonemployee Directors.

   The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company's performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

   Since its inception, the Company has maintained the philosophy that compensation of its executive officers and others should be directly and materially linked to the Company's operating performance. To achieve this linkage, executive compensation is partially weighted towards incentive compensation bonuses paid on the basis of the Company's operating performance. After its review of the Company's programs, the Committee believes that the total compensation program for executives of the Company during 2000 was adequate.

2000 Executive Officer Compensation

   In 2000, the compensation packages paid to the executives consisted of base salary, incentive compensation (in the form of cash bonuses), and long-term incentive compensation (in the form of stock options).

Base Salary

   The Compensation Committee reviews the base salary levels for the Company's executive officers annually based on the Chief Executive Officer's recommendations. Base salaries are set to be competitive with the salaries paid by other publicly-traded medical capital equipment manufacturers with similar revenues (as determined by a review of publicly available information). These manufacturers include some of the companies that comprise the Company's Peer Index, located on page 11 of this Proxy. Base salaries are also set based on each particular executive's experience, expertise, responsibilities, potential for advancement, and other factors. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most companies, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

Incentive Compensation

   The incentive compensation program provides the potential for the executive officers and other key employees to earn cash incentive bonuses based on the Company's performance for the year, as well as on the basis of individual initiatives and achievements. The incentive bonus pool for 2000 was based on the Company's achievement of certain earnings targets and values assigned to individual objectives established at the beginning of 2000. These targets were set by the Compensation Committee, based on the recommendations of the Chief Executive Officer. Executive officers and other key employees generally share in the bonus pool in proportion to their base salary.

   The Compensation Committee may also approve, in its sole discretion, bonus payments to executive officers that are not directly linked to previously established performance objectives. There were no bonus payments of this type in 2000. Additionally, the Compensation Committee has authorized the Chief Executive Officer, where appropriate to an executive's specific employment responsibilities, to establish bonus opportunities based upon individual performance objectives.

Long-Term Incentive Compensation

   The Company provides long-term incentive compensation through its 1991 Stock Option Plan, referred to in this Proxy as the Plan, which provides for grants of stock options to executive officers and other key employees. The Compensation Committee uses stock options as a significant element of the executive officers' compensation packages. Because the executive officers receive no benefit from the stock options unless the Company's stock price appreciates, the options are intended to provide incentives for the executive officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing stockholder value.

   The Compensation Committee approved the stock options granted to executive officers in 2000 based on the objectives described above. The options granted in 2000 vest 25% on the date which is one year from date of grant, with the remainder vesting in equal annual installments over the following 3 years. The size and nature of the option grants made to the executive officers in 2000 were determined based on a subjective evaluation of the appropriate level of incentive necessary to retain on a long-term basis the services of executives with the experience, expertise, and responsibilities of the executive group.

Compensation of Chief Executive Officer

   In 2000, the Compensation Committee structured the compensation package of Louis Rivelli, the Company's President and Chief Executive Officer, in the same manner and based upon similar objectives as the Company's other executive officers. Mr. Rivelli received $139,390 of cash incentive bonuses for 2000. Mr. Rivelli assumed the role of Chief Executive Officer in December 2000. Morgan Nields was Chief Executive Officer until December 2000. Mr. Nields received $91,100 of cash incentive bonuses in 2000. The Compensation Committee believes that Mr. Rivelli's and Mr. Nields' total compensation package for 2000 appropriately reflects each of their importance and contributions to the Company.

Section 162 (m)

   Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the federal income tax deductions of publicly traded companies to the extent that total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. The Compensation Committee intends to design the Company's compensation program so that the compensation paid to its employees will be completely deductible by the Company.

  Submitted by the Compensation Committee of the Company's Board of Directors:

Fred Burbank, M.D.                               Kathryn A. Paul
Compensation Committee
 Member                                          Compensation Committee Member

                    FIVE YEAR STOCK PRICE PERFORMANCE GRAPH

   The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common stock for the five year period from December 31, 1995 to December 31, 2000, with the cumulative total return on the Nasdaq National Market Index and a Peer Group Index over the same period. (Assumes the investment of $100 in the Company's Common Stock and the respective indexes on December 31, 1995, with all dividends reinvested).

                                    [GRAPH]

Symbol
------
CRSP Total
----------
Returns Index for:     12/1995   12/1996   12/1997  12/1998  12/1999  12/2000
-----------------      -------   -------   -------  -------  -------  -------
FISCHER IMAGING
 CORPORATION             100.0      58.8      49.4     21.3     18.8     23.8

Nasdaq Stock Market
 (US Companies)          100.0     123.0     150.7    212.5    394.8    237.4

Self-Determined
 Peer Group              100.0     102.3      92.4     66.9     59.2     39.6
Companies in the Self Determined Peer Group
  ELSCINT LIMITED                                  FONAR CORP
  HOLOGIC INC                                      IMATRON INC

                            AUDIT COMMITTEE REPORT

   The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000 included in the Company's Annual Report on Form 10-K for that year.

   The audit committee has reviewed and discussed these audited financial statements with management of the Company.

   The audit committee has discussed with the Company's independent auditors, Arthur Andersen LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

   The audit committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Arthur Andersen LLP the independence of Arthur Andersen LLP from the Company.

   Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Gerald D. Knudson            David G. Bragg, M.D.         Kathryn A. Paul
Audit Committee Chairman     Audit Committee Member       Audit Committee Member

                              ACCOUNTING EXPENSES

   Audit Fees......................................................... $133,750
   Financial Information Systems Design and Implementation Fees.......      --
   All Other Fees.....................................................    7,500

   The Audit Committee has not considered whether the provision of the services covered in "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the principal accountant's independence.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   The Company's officers and directors and persons who are beneficial owners of more than 10% of the Company's Common Stock, or 10% beneficial owners, are required to file reports of their holdings and transactions in the Company's Common Stock with the SEC and the Nasdaq Stock Market and to furnish the Company with copies of such reports.

   Based solely upon its review of the reports it has received and upon written representations it has obtained from these persons, the Company believes that the Company's officers, directors and 10% beneficial owners have complied with all such filing requirements in 2000, except for Louis Rivelli, the Company's President and Chief Executive Officer. Mr. Rivelli's Form 5 was inadvertently filed late.

              PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public auditors for the Company during the 2000 Fiscal Year, to serve in the same capacity for the year ending December 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Arthur Andersen LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

   A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to the appropriate questions.

Recommendation

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of April 1, 2001, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director and director nominee of the Company; (iii) the Company's Chief Executive Officer and those executive officers of the Company other than the Chief Executive Officer whose salary and bonus exceeded $100,000 as of the end of the Company's fiscal year; and
(iv) all directors and executive officers as a group.

                                                     Shares Beneficially
                                                           Owned(1)
                                                     ------------------------
Name and Address of Beneficial Owner                  Number       Percentage
------------------------------------                 ---------     ----------
Arnold H. Snider.................................... 1,675,000(2)     19.4%
Deerfield Capital, L.P., Deerfield Partners, L.P.,
 Deerfield Management Co. and Deerfield
 International Limited(2)
  450 Lexington Avenue, Suite 1450
  New York, NY 10017

Dimensional Fund Advisors, Inc. ....................   456,600         5.3
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Directors and officers:
 Morgan W. Nields................................... 1,168,598(3)     13.5
  12300 North Grant Street
  Denver, CO 80241

Louis E. Rivelli....................................   161,723(4)      1.9

David G. Bragg, M.D. ...............................    34,000(5)       *

Fred Burbank........................................    19,000(6)       *

Rodney B. Johnson...................................     6,800(7)       *

Gerald D. Knudson...................................    13,000(8)       *

Kathryn A. Paul.....................................    23,000(9)       *

All directors and executive officers as a group (7
 persons)........................................... 1,426,121(10)    16.5%

--------
  *Less than 1%

 (1) This table is based upon information supplied by officers and directors and Schedules 13G filed by principal stockholders with the Securities and Exchange Commission, or the SEC, in February 1999. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power over the shares. Number of shares includes all shares underlying options that will be exercisable prior to June 1, 2000.

 (2) Arnold H. Snider, President of Deerfield Capital, L.P., has shared voting and investment power over 1,675,000 shares. Deerfield Capital, L.P. and Deerfield Partners, L.P. have shared voting and investment power over 1,182,550 shares and Deerfield Management Company and Deerfield International Limited have shared voting and investment power over 492,450 shares.

 (3) Includes 170,523 and 118,943 shares held by The Robert L. Nields Trust and the Florence Wesson Nields Irrevocable Trust, respectively. Mr. Nields is a co-trustee and a beneficiary of both trusts and exercises shared voting and investment power as to such shares. Mr. Nields disclaims beneficial ownership of the shares held by both trusts except to the extent of his proportionate interest as beneficiary of the trusts. The amount shown also includes 181,955 shares that may be purchased pursuant to options exercisable prior to June 1, 2001.

 (4) Includes 144,726 shares that may be purchased pursuant to options exercisable prior to June 1, 2001.

 (5) Represents 34,000 shares that may be purchased pursuant to options exercisable prior to June 1, 2001.

 (6) Represents 19,000 shares that may be purchased pursuant to options exercisable prior to June 1, 2001.

 (7) Includes 5,208 shares that may be purchased pursuant to options exercisable prior to June 1, 2001.

 (8) Represents 13,000 shares that may be purchased pursuant to options exercisable prior to June 1, 2001.

 (9) Represents 23,000 shares that may be purchased pursuant to options exercisable prior to June 1, 2001.

(10) Includes 420,889 shares that may be purchased pursuant to options exercisable prior to June 1, 2001.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company's Denver headquarters and manufacturing facility is leased from JN Properties, a partnership whose general partners are Morgan W. Nields, Chairman of the Board of Directors of Fischer, and another stockholder of Fischer, under a lease effective August 1, 1992, which expires July 31, 2012. The lease requires Fischer to pay all taxes, insurance, operating and maintenance expenses for the facility, and provides for an annual base rent which is subject to adjustment at the beginning of the 8th, 13th and 18th lease year based on the then-current market rent for similar premises, provided that the base rent may not be increased at any one time by more than 7%. Fischer made total lease payments of $744,000 in 2000, and $21,700 was deferred until 2001.

   The foregoing lease was approved by a majority of the Company's disinterested directors at the time it was entered into by the Company. The Company believes that this lease was entered into for bona fide business purposes and was on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

   During 1999, the Company extended an interest-free loan in the amount of $252,000 to Louis E. Rivelli, the then-President and Chief Operating Officer (currently the President and Chief Executive Officer), in consideration for his agreement to relocate to Colorado immediately. At December 31, 2000, $100,000 of the loan was outstanding and is to be repaid in full by August 2004.

                                 OTHER MATTERS

   The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

   Any stockholder who executes and returns the Proxy may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy.

   THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SEC ON APRIL 15, 2001. UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO LOUIS E. RIVELLI, PRESIDENT AND CHIEF EXECUTIVE OFFICER, FISCHER IMAGING CORPORATION, 12300 NORTH GRANT STREET, DENVER, COLORADO 80241, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 WILL BE PROVIDED WITHOUT CHARGE.

                                          The Board of Directors of Fischer
                                           Imaging Corporation

Denver, Colorado
June 1, 2001

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

   The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and where appropriate replace the independent accountants.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more independent directors.

   All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

   The Committee shall meet on a regular quarterly basis and shall hold special meetings, as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

  1. Review this Charter at least annually and recommend any changes to the Board.

  2. Review the organization's quarterly and annual financial statements prior to public release.

  3. Review the regular internal financial reports prepared by management and any internal auditing department.

  4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  6. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

  7. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY
                          Fischer Imaging Corporation
                 Annual Meeting of Stockholders, June 20, 2001

         This Proxy is Solicited on Behalf of the Board of Directors of
                          Fischer Imaging Corporation

  The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 20, 2001 and the Proxy Statement and appoints Rodney B. Johnson and Morgan W. Nields, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Fischer Imaging Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the headquarters of the Company, 12300 North Grant Street, Denver, Colorado 80241, on Wednesday, June 20, 2001 at 3:00 Mountain Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

  1. To elect a director to serve for a three-year term ending in the year 2001 or until his successor is duly elected and qualified;

                              FOR       WITHHOLD AUTHORITY TO VOTE
      Kathryn A. Paul         [_]                     [_]
      Louis E. Rivelli        [_]                     [_]


  2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.



  The Board of Directors recommends a vote IN FAVOR OF the director listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the director listed above and IN FAVOR OF the other proposals.
  Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

                                             ----------------------
                                               (Print name(s) on
                                                  certificate)

                                             (Please sign your
                                             name)

                                             ----------------------
                                                  (Authorized
                                                   Signature)

                                             Date: ________________